UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 7, 2010 ( July 1, 2010)

CHINA POWER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34230	22-3969766
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 12, Gongyuan Road, Kaifeng City, Henan Province
Henan Province 475002
People’s Republic of China
(Address of principal executive offices)

(86) 378 299 6222
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF EQUITYS

On July 1, 2010, Henan Kaifeng Desheng Boiler Co., Ltd., a Chinese corporation (the "Subsidiary") and a wholly-owned subsidiary of China Power Technology, Inc. (the "Company"), acquired 60% of the equity of Shandong Fuyuan Equipment Installation Co., Ltd. ("Fuyuan installation"), for a total cash consideration of U.S. $8.24 million pursuant to an Equity Transfer Agreement, dated July 1, 2010, among the Subsidiary and the equity owner of Fuyuan Installation (the " Equity Transfer Agreement"). Pursuant to the Equity Transfer Agreement, the Subsidiary will also inject U.S. $758,336 to Fuyuan Installation's registered capital within 30 days after the execution of the Equity Transfer Agreement.

There is no material relationship between the registrant or its affiliates and any of the other parties to the Equity Transfer Agreement other than in respect of the Equity Transfer Agreement itself.

Fuyuan Installation is located in Jinan, Shandong Province, China. It is engaged in the business of boiler and pressure pipe installation.

The description of the Equity Transfer Agreements in this current report is a summary only and is qualified in its entirety by the terms of the Equity Transfer Agreement, which is attached hereto as exhibit 10.1 and is hereby incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.: The following exhibit is filed with this current report on Form 8-K.

Exhibit	Description
No.

10.1	English translation of Equity Transfer Agreement, dated as of July 1, 2010, by and among Henan Kaifeng Desheng Boiler Co., Ltd., Shandong Fuyuan Equipment Installation Co., Ltd. and Shisen Zhang

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA POWER TECHNOLOGY, INC.

By: /s/ Honghai Zhang
      Honghai Zhang
      Chief Executive Officer

Dated: July 7, 2010

EXHIBIT INDEX

Exhibit	Description
No.

10.1	English translation of Equity Transfer Agreement, dated as of July 1, 2010, by and among Henan Kaifeng Desheng Boiler Co., Ltd., Shandong Fuyuan Equipment Installation Co., Ltd. and Shisen Zhang